EXHIBIT 4.1 -1- GLOBAL SUBORDINATED NOTE SYNOVUS BANK 5.957% Fixed-to-Fixed Rate Subordinated Bank Note due 2036 THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY OR GUARANTEED BY THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”). THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND SUBORDINATED GENERAL OBLIGATION OF THE ISSUER. THE OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO ALL OTHER EXISTING AND FUTURE SENIOR UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE ISSUER, AND ALL OTHER OBLIGATIONS, INCLUDING ITS DOMESTIC (U.S.) DEPOSITS, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW. THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS 5.957% FIXED-TO-FIXED RATE SUBORDINATED BANK NOTE DUE JANUARY 15, 2036 (THIS “NOTE”) IS REGISTERED IN THE NAME OF CEDE & CO., THE NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”), 55 WATER STREET, NEW YORK, NEW YORK, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE NOMINEE OF THE DEPOSITORY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS ISSUING AND PAYING AGENT, CALCULATION AGENT AND NOTE REGISTRAR OR ANY DULY APPOINTED SUCCESSOR ISSUING AND PAYING AGENT, CALCULATION AGENT AND NOTE REGISTRAR (THE “AGENT”) FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED IN WRITING BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED IN WRITING BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

-2- THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY SYNOVUS FINANCIAL CORP. OR ANY OTHER AFFILIATE OF SYNOVUS FINANCIAL CORP. OTHER THAN THE ISSUER. THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

-3- Registered No. R-1 Principal Amount: $500,000,000.00 CUSIP: 87164DXY1 SYNOVUS BANK 5.957% Fixed-to-Fixed Rate Subordinated Bank Notes due 2036 1. Payment; Calculation of Interest. (a) SYNOVUS BANK, a Georgia state-chartered bank (the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or its registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000.00) on January 15, 2036 (the “Maturity Date”) and to pay interest thereon from and including December 9, 2025 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for. The Issuer promises to pay interest on said principal sum (i) from and including December 9, 2025 to, but excluding, January 15, 2031 (the “Initial Period”), at a fixed rate of 5.957% per annum, and (ii) from, and including January 15, 2031 (the “Reset Date”) to but excluding the Maturity Date (the “Reset Period”), at a fixed rate per annum equal to the Five- year U.S. Treasury Rate (as defined below) as of the day falling two Business Days prior to the Reset Date (the “Reset Determination Date”), plus 2.300%, in each case semi-annually in arrears, on January 15 and July 15 of each year (each such date, an “Interest Payment Date”), commencing July 15, 2026, until the principal hereof is paid or made available for payment. (b) Interest shall be paid on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable is not a Business Day, the payment of the interest payable on that date shall be made on the next day that is a Business Day with the same force and effect as if made on the date such payment were due, and no interest shall accrue on the amount payable for the period from and after such Interest Payment Date. (c) If the scheduled Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date. (d) For purposes of Section 1 of this Note, and in calculating the interest to be paid during the Reset Period: The “Five-year U.S. Treasury Rate” means, as of the Reset Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the five most recent daily yields to maturity for U.S. Treasury securities with a maturity of five years from the Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the Reset Date and trading in the public securities markets, then the rate will be determined by

-4- interpolation between the arithmetic mean of the five most recent daily yields to maturity for each of the two series of U.S. Treasury securities trading in the public securities market, (a) one maturing as close as possible to, but earlier than, the maturity date for the Notes, and (b) the other maturing as close as possible to, but later than, the maturity date for the Notes, in each case as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be 0.375%. “H.15” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Date. (e) Unless the Issuer has delivered notice of redemption of all outstanding Notes, with such redemption to occur on the Reset Date, the Issuer will appoint a calculation agent with respect to the Notes prior to the Reset Determination Date. The Five-year U.S. Treasury Rate will be determined by the calculation agent on the Reset Determination Date. Promptly upon such determination, the calculation agent will notify the Issuer of the interest rate from and after the Reset Date. The Issuer shall then promptly notify the Agent in writing of such interest rate. The Issuer or an affiliate of the Issuer may assume the duties of the calculation agent. Any determination, decision or election that may be made by the calculation agent pursuant to the provisions described in this offering circular, including any determination with respect to a rate, will be conclusive and binding absent manifest error, may be made in the calculation agent’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from any other party. The calculation agent’s determination of any interest rate will be on file at the Issuer’s principal offices, will be made available to any holder of Notes upon request and will be final and binding in the absence of manifest error. (f) Unless the certificate of authentication hereon has been executed by the Agent by the electronic signature of one of its authorized signatories, this Note shall not be valid or obligatory for any purpose. 2. Subordinated Notes, Noteholders, Agency Agreement. This Note is one of a duly authorized issue of notes of the Issuer designated as 5.957% Fixed-to-Fixed Rate Subordinated Bank Notes due January 15, 2036 (collectively, the “Notes”), initially limited in aggregate principal amount to $500,000,000.00 (as adjusted in accordance with Schedule 1 hereto). The Issuer, for the benefit of the holders from time to time of the Notes (collectively, the “Noteholders”), has entered into an Issuing, Calculation and Paying Agency Agreement, dated as of December 9, 2025 (as the same may be amended, supplemented or otherwise modified from time to time, the “Agency Agreement”), between the Issuer and the Agent. Reference is hereby made to the Agency Agreement (copies of which are on file and available for inspection during normal business hours at the offices of the Agent at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, Attention: Conventional Debt Group, or at such other place or places as the Agent shall designate by notice to the holder in whose name this Note is registered on the Security Register (as defined in Section 9 of this Note)), for a statement of the further rights of the Noteholders and the further rights, limitations of rights, duties and indemnities

-5- thereunder of the Issuer and the Agent and of the terms upon which this Note is to be authenticated and delivered. Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in accordance with its terms. 3. Subordination; Ranking. (a) The Issuer covenants and agrees that anything herein to the contrary notwithstanding, the indebtedness evidenced by the Notes is subordinate and junior in right of payment to all Senior Debt (as defined below) to the extent provided herein, and each Noteholder, by such Noteholder’s acceptance of such Notes, likewise covenants and agrees to the subordination provided for in this Section 3 and shall be bound by the provisions herein. Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification, or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt. This Note is an unsecured, subordinated and uninsured direct general obligation of the Issuer and will not be an obligation of, or guaranteed by, Synovus Financial Corp., or any other affiliate of the Issuer. In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition, or other similar proceeding relating to the Issuer or its property, (b) any proceeding for the liquidation, dissolution, or other winding up of the Issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Issuer for the benefit of creditors, or (d) any other marshalling of the assets of the Issuer, all obligations with respect to all Senior Debt shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to any Noteholder on account of the principal or interest on the Notes. Only after payment in full of all amounts owing with respect to Senior Debt shall the Noteholders, together with holders of any obligations of the Issuer ranking pari passu with the Notes, be entitled to be paid from any remaining assets of the Issuer on account of the principal of, or unpaid interest on, the Notes. Any payment or distribution, whether in cash, securities, or other property (other than securities of the Issuer or any other person provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Notes, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect of such Senior Debt under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest on such Senior Debt accruing after the commencement of any such proceedings) shall have been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Noteholders, together with the holders of any obligations of the Issuer ranking pari passu with the Notes, shall be entitled to be paid from the remaining assets of the Issuer the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Notes and such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to the Notes and such other obligations.

-6- In the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities, or other property (other than securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Notes, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect of such Senior Debt under any such plan of reorganization or readjustment), shall be received by the Agent or any Noteholder in contravention of any of the terms herein, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of the Agent or any Noteholder to endorse or assign any such payment, distribution, or security, each holder of Senior Debt is irrevocably authorized to endorse or assign the same. No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by the Notes by any act or failure to act on the part of the Issuer. Nothing contained herein shall impair, as between the Issuer and the Noteholders, the obligation of the Issuer to pay to such Noteholders the principal of, (and premium, if any), and interest on, such Notes or prevent the Agent or the Noteholders from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Note upon a default or Event of Default, all subject to the rights of the holders of the Senior Debt to receive cash, securities, or other property otherwise payable or deliverable to the Noteholders. Senior Debt shall not be deemed to have been paid in full unless the holders shall have received cash, securities, or other property equal to the amount of such Senior Debt then outstanding. Upon the payment in full of all Senior Debt, the Noteholders shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the indebtedness evidenced by the Notes shall have been paid in full, and such payments or distributions received by such Noteholders, by reason of such subrogation, of cash, securities, or other property which otherwise would be paid or distributed to the holders of Senior Debt shall, as between the Issuer and its creditors other than the holders of Senior Debt, on the one hand, and such Noteholders, on the other hand, be deemed to be a payment by the Issuer on account of Senior Debt, and not on account of the Notes. The Agent and Noteholders will take such action (including, without limitation, the delivery of this Note to an agent for the holders of Senior Debt or consent to the filing of a financing statement with respect to this Note) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions. The provisions of this Section 3 shall not impair any rights, interests, remedies, or powers of any secured creditor of the Issuer in respect of any security interest the creation of which is not prohibited by the provisions herein.

-7- (b) For purposes of this Note, “Senior Debt” means all (i) indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) obligations under letters of credit, (iii) indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, (iv) any obligations of the Issuer to its general creditors (as defined for purposes of the capital adequacy regulations of the Federal Reserve applicable to the Issuer as the same may be amended or modified from time to time), including its deposit obligations, and (v) guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and other similar contingent obligations in respect of obligations of others of a type described in the preceding bullets, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States, in each case, whether outstanding on the original issue date of the Notes or arising after that time, and other than obligations ranking equally with the Notes or ranking junior to the Notes. (c) Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other successor regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Debt” will have the meaning as described in that rule or interpretation. (d) Each Noteholder, by such Noteholder’s acceptance, authorizes and directs the Agent in such Noteholder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as between such Noteholder and holders of Senior Debt as provided in this Section 3 and appoints the Agent its attorney-in-fact for any and all such purposes. (e) With respect to the Notes, any monies collected by the Agent in any bankruptcy or insolvency proceeding shall be applied in the following order: FIRST: To the payment of all amounts due to the Agent pursuant to the terms of this Note and/or the Agency Agreement; SECOND: to the payment of amounts then due and payable to the holders of Senior Debt, to the extent required pursuant to this Section 3; and THIRD: to the payment of the amounts then due and payable for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and any premium and interest, respectively. (f) Anything contained herein to the contrary notwithstanding, no modification or amendment shall modify the subordination provisions of this Section 3 in a manner that would adversely affect the holders of Senior Debt. (g) No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any

-8- act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions, and covenants hereto, regardless of any knowledge which any such holder may have or be otherwise charged with. The holders of Senior Debt may, at any time or from time to time and in their absolute discretion, change the manner, place, or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Debt, or amend or supplement any instrument pursuant to which any such Senior Debt is issued or by which it may be secured, or release any security, or exercise or refrain from exercising any other of their rights under the Senior Debt, including, without limitation, the waiver of default, all without notice to or assent from the Noteholders or the Agent and without affecting the obligations of the Issuer, the Agent, or the Noteholders Section 3. (h) (i) In the event and during the continuation of any default in the payment of the principal of, or any premium or interest on, any Senior Debt beyond any applicable grace period with respect to such Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or the trustee or agent on behalf of the holders of such Senior Debt) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (ii) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Notes) shall be made by the Issuer on account of the principal of, or any premium or interest on, the Notes or on account of the purchase or other acquisition of Notes. In the event that, notwithstanding the foregoing, the Issuer shall make any payment to the Agent or the Noteholders prohibited by the foregoing provisions of this Section 3(h) and if such fact shall, at or prior to the time of such payment, have been made known to a responsible officer of the Agent or, as the case may be, such Noteholder, then and in such event such payment shall be paid over and delivered to the Issuer or to the holders of Senior Debt. (i) Nothing contained in this Section 3 or elsewhere herein, shall prevent (a) the Issuer at any time, except during the pendency of a bankruptcy or insolvency proceeding or under the conditions specified in Section 3(h), from making payments of the principal of, or interest on, the Notes or (b) the application by the Agent of any moneys deposited with it hereunder to payments of the principal of or interest on the Notes, if, at the time of such deposit, the Agent did not have written notice of any event prohibiting the making of such deposit, or if, at the time of such deposit (whether or not in trust) by the Issuer with the Agent such payment would not have been prohibited by the provisions of this Section 3, and the Agent shall not be affected by any notice to the contrary received by it on or after such date. (j) With respect to the assets of a subsidiary of the Issuer, creditors of the Issuer (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that the Issuer may be a creditor with recognized claims against such subsidiary.

-9- 4. Payment Procedures. (a) Payment of the principal and interest payable on the Maturity Date will be made through the facilities of the Depository or by wire transfer in immediately available funds to a bank account in the United States designated by the holder of this Note, upon presentation and surrender of this Note at the office of the Agent in Jacksonville, Florida or at such other place or places as the Agent shall designate by notice to the Noteholders, provided that this Note is presented to the Agent in time for the Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made through the facilities of the Depository in accordance with standing instructions and customary practices on any Interest Payment Date. Interest payable on any Interest Payment Date shall be payable to the holder in whose name this Note is registered at the close of business on the fifteenth calendar day (whether or not a Business Day (as defined below)), immediately preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not so punctually paid or duly made available to the Agent for payment, if any, will be paid to the holder in whose name this Note is registered at the close of business on a Special Record Date fixed by the Issuer (a “Special Record Date”), notice of which shall be given to the Noteholder not less than ten calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal of or interest on this Note not paid when due. All payments on this Note shall be applied first to accrued interest and then the balance, if any, to principal. (b) The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in the City of New York, New York or any place where the Agent has an office or agency in the United States of America are generally authorized or obligated by law or executive order to be closed. 5. Form of Payment, Maintenance of Payment Office. Payments of principal of and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Until the date on which all of the Notes shall have been surrendered or delivered to the Agent for cancellation or destruction, or become due and payable and a sum sufficient to pay the principal of and interest on all of the Notes shall have been made available for payment and either paid or returned to the Issuer as provided herein and in the Agency Agreement, the Agent shall at all times maintain an office or agency in Jacksonville, Florida where the Notes may be presented or surrendered for payment. 6. Events of Default; Acceleration; Compliance Certificate. (a) The following events shall constitute the sole “Events of Default” with respect to this Note: (i) the entry of a decree or order for relief in respect of the Issuer by a court having jurisdiction in the premises in an involuntary case under any applicable

-10- bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days; or (ii) the commencement by the Issuer of a voluntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, or the consent by the Issuer to the entry of a decree or order for relief in an involuntary case under any such law; or (iii) the appointment of a receiver, conservator or similar official for the Issuer. (b) Upon the occurrence of an Event of Default described in subsection (a) of this Section 6, all outstanding principal of, and all accrued but unpaid interest, and premium, if any, on, this Note, shall become automatically and immediately due and payable, without any declaration or other action on the part of the Agent or other Noteholders. Only upon the occurrence of an Event of Default described in subsection (a) of this Section 6 shall this Note become automatically due and payable. Except solely upon the occurrence of such an Event of Default, the Agent and/or the Noteholders shall have no right to declare the principal of, and any accrued but unpaid interest, and premium, if any, on, this Note, to be immediately due and payable. (c) Upon the occurrence of an Event of Default under this Note or any Payment Default or Covenant Breach pursuant to subsections (d) or (e) of this Section 6, the Agent in its discretion may proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial proceedings as the Agent shall deem most effectual to protect and enforce any such rights, either by suit inequity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or the Agency Agreement, or to enforce any other proper remedy or legal or equitable right vested in the Agent by this Note, the Agency Agreement or by law. (d) The Agent, in its own name and as agent, shall be entitled and empowered to institute actions or proceedings at law or in equity to seek remedies for the failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer applicable to this Note, and the continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring the Issuer to remedy the same, shall have been given to the Issuer by the Agent, or to the Issuer and the Agent by the Noteholders of at least 25% in aggregate principal amount of this Note at the time outstanding (such failure and the continuance thereof after notice referred to herein as a “Covenant Breach”). (e) The Agent, in its own name and as agent, shall be entitled and empowered to institute actions or proceedings at law or in equity to seek remedies for the failure on the part of the Issuer to make any payment of principal of, and/or accrued interest on, this Note and, in the case of interest payments, the continuance of such default for 30 days (such default referred to herein as a “Payment Default”).

-11- (f) Prior to any declaration that the principal of this Note of any series affected is due and payable, the Noteholders of a majority in aggregate principal amount of this Note of such series at the time outstanding on behalf of the Noteholders may waive any past default, Event of Default, Covenant Breach or Payment Default under this Note and its consequences. Upon any such waiver, the Issuer, the Agent and the Noteholders shall be restored to their former positions and rights under this Note, respectively; but no such waiver shall extend to any subsequent or other default, Event of Default, Covenant Breach or Payment Default or impair any right consequent thereon. Whenever any default, Event of Default, Covenant Breach or Payment Default under this Note shall have been waived as permitted by this Section 6(f), such default, Event of Default, Covenant Breach or Payment Default for all purposes of this Note shall be deemed to have been cured and to be not continuing. (g) All rights, powers and remedies conferred upon or reserved to the Agent or to the Noteholders, to the extent permitted by law, shall be deemed cumulative and not exclusive of any thereof or of any other rights, powers and remedies available to the Agent or the Noteholders, now or hereafter existing, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note or the Agency Agreement; and no delay or omission of the Agent or of any Noteholder to exercise any such right, power or remedy shall impair any such right, power or remedy, or shall be construed to be a waiver of any default or an acquiescence in such default; and subject to the provisions of this Section 6, every power and remedy conferred upon or reserved to the Agent or the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Agent or by the Noteholders. The assertion of any right, power or remedy shall not prevent the concurrent assertion of any other right, power or remedy. 7. Optional Redemption. The Notes will be redeemable, at the option of the Issuer, (x) in whole but not in part, (i) on the Reset Date or (ii) at any time within 90 days of the occurrence of a Regulatory Capital Treatment Event (as defined below), Tax Event (as defined below) or the Issuer being required to be registered as an investment company under the Investment Company Act of 1940, as amended, or (y) in whole or in part, at any time or from time to time, on or after October 15, 2035 (such date in the foregoing clauses (x) or (y), the “Redemption Date”), in each case, upon not less than 10 nor more than 60 days’ prior notice given to the holders of the Notes, and at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus in each case accrued and unpaid interest thereon, if any, to but excluding, the Redemption Date. Notice of any redemption (which notice may be conditional in the Issuer’s discretion on one or more conditions precedent) will be given to each holder of the Notes to be redeemed. (a) If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on the Redemption Date is deposited with the Agent on or before the Redemption Date, then on and after the Redemption Date, interest will cease to accrue on such Notes called for redemption and such Notes will cease to be outstanding. If the Redemption Date is not a Business Day, the Issuer will pay the redemption price on the next Business Day without any interest or other payment due to the delay. (b) In the event of redemption, neither the Issuer nor the Agent will be required to (i) issue, register the transfer of, or exchange the Notes during a period beginning at

-12- the opening of business 15 days before the day of delivery of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of delivery of notice of redemption, or (ii) transfer or exchange any Notes. (c) Redemption of the Notes prior to the Maturity Date will be subject to the receipt of the approval of (i) the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and (ii) the Georgia Department of Banking and Finance (the “GA DBF”), or, following the Merger (as defined below), the Tennessee Department of Financial Institutions (“TDFI”), if then required under Federal Reserve, GA DBF or TDFI regulations, as applicable. (d) The Notes are not subject to repayment at the option of the holders of the Notes, in whole or in part, prior to the Maturity Date. (e) For purposes of this Note, “Regulatory Capital Treatment Event” means the good faith determination by the Issuer that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision thereof or therein that is enacted or becomes effective after the issuance of the Notes, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the issuance of the Notes, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the issuance of the Notes, there is more than an insubstantial risk that the Issuer will not be entitled to treat an amount equal to the principal amount of the Notes as Tier 2 capital, or the equivalent thereof, for purposes of the capital adequacy guidelines as then in effect and applicable to the Issuer. (f) For purposes of this Note, “Tax Event” means the receipt by the Issuer of an opinion of independent tax counsel to the effect that as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, there is more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion, will not be, deductible by the Issuer, in whole or in part, for U.S. Federal income tax purposes. (g) For purposes of this Note, “Merger” means the simultaneous mergers of the Issuer and Pinnacle Financial Partners, Inc. with and into Steel Newco Inc., a Georgia corporation (“Newco”), with Newco surviving. 8. No Sinking Fund. The Notes will not be entitled to any sinking fund or a compensating balance or any other funds or assets subject to a legal right of offset, as defined by applicable state law. 9. Registration of Transfer, Security Register. Except as otherwise provided on the first page hereof, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, by the Noteholder in person, or by his, her or its attorney duly authorized in writing, at the office of the Agent in

-13- Jacksonville, Florida. The Agent shall maintain a register providing for the registration of the Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and the Agent shall authenticate and deliver in exchange therefor a Note or Notes of like aggregate principal amount, each in a denomination of $250,000 or any amount in excess thereof in increments of $1,000 and that is or are registered in such name or names requested by the Noteholder. Any Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or accompanied by a written instrument of transfer with such evidence of due authorization and guarantee of signature as may reasonably be required by the Agent in form satisfactory to the Agent in its reasonable opinion, duly executed by the Noteholder or his, her or its attorney duly authorized in writing, and with such tax identification number or other information for each person in whose name a Note is to be issued as the Agent may reasonably request to comply with applicable law. 10. Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Issuer or the Agent may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection therewith (or presentation of evidence that such tax or charge has been paid). 11. Ownership. Prior to due presentment of this Note for registration of transfer, the Issuer and the Agent or their agents may treat the person in whose name this Note is registered in the Security Register as the absolute owner of this Note for the purpose of receiving payments of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Issuer and the Agent or their agents shall not be affected by any notice to the contrary. 12. Notices. All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at c/o Synovus Financial Corp. at 33 W 14th Street, Columbus, Georgia 31901, Attention: Chief Financial Officer, or to such other addresses as the Issuer may notify to the Noteholder. All notices to the Agent shall be in writing and addressed to the Agent at the office of the Agent at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, Attention: Corporate Trust Administration. All notices to the Noteholders shall be transmitted to each Noteholder at his, her or its address as set forth in the Security Register. 13. Paying Agent. In acting under the Agency Agreement, the Agent is acting solely as the agent of the Issuer and does not assume any obligation or relationship of agency or trust with the holder of this Note except that money deposited with the Agent will be held in trust for the benefit of the Noteholders until disbursed to the Noteholders, except as provided by the Agency Agreement. Under the terms of the Agency Agreement, the Issuer may remove any Agent and appoint a new Agent in respect of the Notes. The Issuer shall notify, or cause the Agent to notify, the Noteholders of the appointment of any successor Agent. 14. Denominations. The Notes are issuable only in fully registered form, without coupons, in minimum denominations of $250,000 or any amount in excess thereof in increments of $1,000.

-14- 15. Modification. The Agency Agreement permits, with certain exceptions as therein provided, the amendment thereof and of the Notes, supplements thereto and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Agency Agreement and of the Notes at any time by the Issuer with the consent of the Noteholders holding 50% in aggregate principal amount of the Notes at the time outstanding. 16. Absolute and Unconditional Obligation of the Issuer. No reference herein to the Agency Agreement and no provisions of this Note or of the Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed. 17. Waiver and Consent. (a) Any instrument given by or on behalf of a holder of Notes in connection with any consent to a modification, amendment or supplement to the Agency Agreement will be irrevocable once given and will be conclusive and binding on all subsequent holders of that Note. All modifications, amendments, and supplements to the Agency Agreement or the provisions of the Notes will be conclusive and binding on all holders of the Notes, where or not notation of those modifications, amendments, or supplements is made on the Notes. (b) No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. 18. Further Issues. (a) The Issuer may, from time to time, without the consent of the Noteholders, create and issue additional notes having the same terms and conditions as the Notes (except for the issue date, issue price and first interest payment date) provided that any such additional notes are fungible with the Notes for U.S. Federal income tax purposes (the “Additional Notes”). Additional Notes will be consolidated and form a single series (including the same CUSIP number) with the previously outstanding Notes. Any such issuance shall be made pursuant to another offering document and will either be registered or issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, or similar laws or regulations. (b) No Additional Notes may be issued if an Event of Default with respect to the Notes has occurred and is continuing. 19. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. 20. No Recourse. No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Agency Agreement or any amendment or supplement thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or any successor corporation or bank, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the

-15- acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released. [Signature Page Follows]

[Signature Page to Global Subordinated Note] IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested. SYNOVUS BANK By: Name: Andrew J. Gregory, Jr. Title: Executive Vice President and Chief Financial Officer ATTEST: Name: Mary Maurice Young Title: Deputy General Counsel and Corporate Secretary

[Signature Page to Global Subordinated Note] This evidences Notes referred to in the within Mentioned Agency Agreement: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Not in its individual capacity, but solely as Agent By: Name: Title: Dated:

ABBREVIATIONS The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM -- as tenants in common TEN ENT -- as tenants by the entireties JT TEN -- as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT -- __________________ as Custodian for _________________ (Cust) (Minor) Under Uniform Gifts to Minors Act ________________________________________ (State) Additional abbreviations may also be used though not in the above list. ____________________________ FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ____/____/____ ____________________________________________________________ Please print or type name and address, including zip code of assignee _____________________________________________________________________________ the within Note of SYNOVUS BANK and all rights thereunder and does hereby irrevocably constitute and appoint _____________________________________________________________________________ ______________________________ Attorney to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises Dated: ________________________ SIGNATURE GUARANTEED: ________________________________________________ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

Schedule 1 SCHEDULE OF INCREASES AND DECREASES IN THE PRINCIPAL AMOUNT OF THIS NOTE The following increases and decreases in the principal amount of this Note have been made: Date Amount of Increase (Decrease) in Principal Amount of this Note Principal Amount of This Note Following Such Increase (Decrease) Notation Made by or on Behalf of the Issuer